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                                                                   EXHIBIT 10(c)

                     PENSION RESTORATION/SUPPLEMENTAL PLAN
                            FOR CERTAIN OFFICERS OF
                               NBD BANCORP, INC.

                          (As Amended January 1, 1994)


Section 1 - Effective Date

     This Plan is effective as of September 20, 1982.


Section 2 - Purpose

     The principal purpose of this Plan is to provide for the payment of certain pension and pension-related benefits to certain officers of NBD Bancorp, Inc., and its affiliated corporations (hereinafter "NBD") in excess of the limitations on benefits imposed by the Employee Retirement Income Security Act of 1974, as amended, and specifically Sections 401(a)(4), 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended by subsequent statutes (hereinafter the "Code"). This Plan is established to insure that the total pension and pension-related benefits of all retired officers of NBD entitled to receive benefits under the Employees' Retirement Plan of NBD Bancorp, Inc. (hereinafter the "Retirement Plan") can be determined on the same basis.


Section 3 - Administration

     (a) This Plan shall be administered by the Compensation Committee of the Board of Directors of NBD as an unfunded plan that is not intended to meet the qualification requirements of Section 401 of the Code. The Compensation Committee's decisions in all matters involving the interpretation and application of this Plan shall be conclusive.

     (b) The Plan shall at all times be maintained by NBD and administered by the Compensation Committee as a plan wholly separate from the Retirement Plan.


Section 4 - Eligibility

     Officers whose pension or pension-related benefits under the Retirement Plan are limited by the provisions set forth therein to conform to Sections 401(a)(17) and 415 of the Code shall be eligible for benefits provided by this Plan. In addition, such officers as determined by the Compensation Committee who are credited with additional service for the purpose of computing pension or pension-related benefits as the result of a management-approved pre-retirement administrative leave of absence arrangement shall be eligible for benefits provided by this Plan. In no event shall an officer who is not entitled to benefits under the Retirement Plan be eligible for any benefits under this Plan.


Section 5 - Amount of Benefits

     The benefits payable to an eligible officer or his or her beneficiary or beneficiaries hereunder shall equal the excess, if any, of:





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     (a)  the benefits that would have been paid to such officer or his or her beneficiary or beneficiaries under the Retirement Plan if the provisions of such Plan were administered and benefits paid according to the formula contained in such Plan and without regard to the benefit limitations contained in such Plan to conform it to Sections 401(a)(4), 401(a)(17) and 415 of the Code over

     (b) the benefits that are payable to such officer or his or her beneficiary or beneficiaries under the Retirement Plan.


Section 6 - Early Retirement Supplement for Certain INB Management Participants

     Certain Management Participants under the former INB Financial Corporation Supplemental Executive Retirement Plan are entitled, in the event of their early retirement on or after attaining age 62, to a supplemental early retirement benefit. The names of the eligible Management Participants and the amount of the supplemental early retirement benefit to which each of them is entitled are listed on the attached Appendix A.


Section 7 - Payment of Benefits

     (a) Payment of benefits under this Plan shall be made coincident with the payment of benefits under the Retirement Plan or as soon as practicable thereafter.

     (b) Benefits under the Plan shall be payable solely from the general assets of NBD. The Plan shall remain unfunded during the entire period of its existence.


Section 8 - Rights of Employees

     Except to the extent provided in Section 9 hereinbelow, no officer or his or her beneficiary or beneficiaries shall at any time have any vested right to receive the benefits provided by this Plan.


Section 9 - Amendment and Discontinuance

     NBD expects to continue this Plan indefinitely, but reserves the right to amend or discontinue it if, in its sole judgment, such amendment of or discontinuance is deemed necessary or desirable. However, if NBD should amend or discontinue this Plan, NBD shall be liable for any benefits that have accrued under this Plan as of the date of such action (determined on the basis of each officer's presumed termination of employment as of the date of such amendment or discontinuance).





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                     PENSION RESTORATION/SUPPLEMENTAL PLAN
                            FOR CERTAIN OFFICERS OF
                               NBD BANCORP, INC.



                                   Appendix A


      Early Retirement Supplement for Certain INB Management Participants


                                        Amount of Early Retirement Supplement
Eligible Participants                   Accrued to December 31, 1993





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